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                            ROUTE  SERVICE AGREEMENT


     THIS AGREEMENT is made and entered into as of this 1st day of February, 1997, by and between INTELLIPHONE, INC., a Minnesota corporation, with offices at 6801 Wayzata Boulevard, St. Louis Park, MN 55426 (the "Company"), and COMPUTER ASSISTED TECHNOLOGIES, INC., a Wisconsin corporation, with offices at 10740 Lyndale Avenue South, Bloomington, MN 55420 ("CAT").

     WHEREAS, the Company and CAT separately engage in providing private payphone services in various locations in Minnesota and Wisconsin;

     WHEREAS, CAT seeks to engage the Company to provide various services in connection with the operation of its business while it seeks the approval of the Minnesota and Wisconsin Public Utilities Commissions to transfer its assets to the Company; and

     WHEREAS, the Company is willing to provide such services in accordance with the terms and conditions hereof.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, do covenant and agree as follows:

     1) DUTIES. Commencing on or about February 3, 1997, the Company shall provide to CAT all services which are reasonably necessary to ensure the proper functioning of CAT's payphones located at various sites in Minnesota and Wisconsin including, without limiting the foregoing, daily monitoring, coin collection, maintenance and service, long distance processing, and the payment of all bills, including payphone line charges, long distance charges and site provider rents. The Company will deposit all coins collected into its own account and receive all commission checks for operator service, long distance and dial-around compensation (less the January 1997 portion thereof). The Company shall further install all telephones to be installed pursuant to agreements executed by CAT. During the term of this Agreement, CAT shall pay all of its state, federal and local income taxes after application of any tax offsets available to it, and it shall be responsible for the cost of preparing said tax returns, including all accounting fees. CAT shall also remain liable for and shall pay when due all obligations arising during the term of this Agreement from payments and/or commissions due to site providers under any "Pay Telephone Agreements," "Customer Service Agreements" and "Site Agreements" to which it is a party, and shall further pay all telephone bills and the cost of long distance or other telephone service charges calculated through January 1, 1997.

     2) COMPENSATION. The Company will pay CAT (a) $30,900 on the last day of February and March 1997, and (b) $35,300 on the last day of April 1997 and of each month thereafter during the term of this Agreement; provided, however, that such payment



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          shall be reduced by any amount the equipment leasing companies of
          Berthel Fisher and TeleCapital receive directly from the commissions that would otherwise be remitted by long distance providers, including, but not limited to, Intellicall and Opticom. Any income generated from CAT's pay telephones each month which remains after such fees have been paid to CAT shall belong to the Company.

     3) TERM OF AGREEMENT. This Agreement will commence on or about February 1, 1997, and continue thereafter unless earlier terminated by mutual consent of the parties or the closing of an agreement by which CAT shall transfer its assets to the Company.

     4) FURTHER ASSURANCES. The parties hereto agree to take such further actions, including the execution and delivery of documents and certificates, as may be necessary, in order to more fully accomplish the purposes and intent of this Agreement.

     5) PUBLIC DISCLOSURE. Unless otherwise compelled by legal process, neither CAT nor the Company shall disclose the existence of this Agreement or its terms without the prior written consent of the party, which consent shall not be unreasonably withheld.

     6) NOTICES. Any notice required or permitted under this Agreement shall be in writing and delivered by hand or U.S. mail and addressed to the party at their respective address as set forth above.

     7) BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        INTELLIPHONE, INC.

                                        By: /s/ Jack Kohler
                                           ------------------------------------
                                           Jack Kohler, Vice President and Chief
                                           Financial Officer


                                        COMPUTER ASSISTED TECHNOLOGIES, INC.

                                        By: /s/ Jack Elder
                                            -----------------------------------
                                            Jack Elder, President